PARADIGM NEEDS YOUR VOTE

Paradigm Technology, Inc. (Nasdaq:PRDM) has convened and then adjourned its Annual Stockholders Meeting until 3:00 p.m. Pacific Daylight Time on August 10, 1998 at company headquarters, 694 Tasman Drive, Milpitas, California to allow time to receive sufficient stockholder votes.

Paradigm mailed proxy materials in connection with the Annual Stockholders Meeting to all stockholders of record owning Paradigm Common Stock as of the close of business on June 19, 1998. EVEN IF A STOCKHOLDER HAS SOLD HIS/HER SHARES OF COMMON STOCK, THAT STOCKHOLDER IS ENTITLED TO VOTE THE SHARES OF COMMON STOCK HELD AS OF JUNE 19, 1998. THE HOLDERS OF PARADIGM PREFERRED STOCK ARE NOT ENTITLED TO VOTE UNLESS THEY CONVERTED SHARES OF PARADIGM PREFERRED STOCK INTO PARADIGM COMMON STOCK AS OF THE CLOSE OF BUSINESS ON JUNE 19, 1998.

Management urges all stockholders to cast their vote by returning their proxy or to cast their ballot by telephone via a toll free number or by internet, IF THAT STOCKHOLDER'S VOTING INSTRUCTION FORM PERMITS CASTING BALLOTS IN SUCH A MANNER.

PARADIGM NEEDS EVERY STOCKHOLDER TO VOTE WHO HELD SHARES OF COMMON STOCK AS OF JUNE 19, 1998. EVERY VOTE IS IMPORTANT!

IXYS announced that its stockholders approved the merger at a Special Meeting of Stockholders held on August 4,1998.

On July 8, 1998, Paradigm announced that the registration statement on Form S-4 filed in connection with its pending merger with IXYS Corporation was declared effective by the Securities and Exchange Commission. The registration statement registers the Paradigm securities to be issued in connection with the pending merger, which represents a new financing.

On March 9, 1998, Paradigm announced it had signed a merger agreement with IXYS. It is currently anticipated that the merger will be consummated in early August 1998.

A copy of the written Joint Proxy/Prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Paradigm by written request to Richard Morley, 694 Tasman Drive, Milpitas, Calif. 95035.